Exhibit 3.3
STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

 SUBSIDIARY INTO PARENT
 Section 253
CERTIFICATE OF OWNERSHIP
MERGING

BRAIN TREE INTERNATIONAL, INC.
a Utah corporation

INTO

TRUNITY HOLDINGS, INC.
a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Trunity Holdings Inc. (“Trunity”), a corporation incorporated on the 18th day of  January, 2012 pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Corporation”);

DOES HEREBY CERTIFY that this Corporation owns 90.1% of the capital stock of Brain Tree International Inc. (“Brain Tree”), a corporation incorporated on the 26th day of July, 1983, pursuant to the provisions of the Utah Revised Business Corporation Act by a resolution of its Board of Directors duly adopted by unanimous written consent signed on the 24th day of January, 2012, determined to and did merge into itself said Brain Tree, which resolution is in the following words to wit:

WHEREAS this Corporation lawfully owns 90.1% of the outstanding stock of Brain Tree International, Inc., a corporation organized and existing under the laws of  Utah; and

WHEREAS, this Corporation desires to merge into itself the said Brain Tree, pursuant to the Agreement and Plan of Merger which is attached as Exhibit “A,” and to be possessed of all of the estate, property rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge into itself said Brain Tree and assume all of its liabilities and obligations;

FURTHER RESOLVED that Brain Tree relinquishes its corporate name and assumes in place thereof the name Trunity Holdings, Inc.;

FURTHER RESOLVED, that an authorized officer of this Corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Brain Tree and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent Corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 24th day of January, 2012.

TRUNITY HOLDINGS, INC.

By: /s/ Terry Anderton
Name: Terry Anderton
Title: President